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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

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                                  CONOCO INC.
             (Exact name of registrant as specified in its charter)


               DELAWARE                                51-0370352
(State of incorporation or organization)   (I.R.S. Employer Identification No.)


       600 NORTH DAIRY ASHFORD
           HOUSTON, TEXAS                                 77079
(Address of principal executive offices)                (Zip Code)

       Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each registered class             Name of each exchange on which
         to be so registered                    each class is to be registered

CLASS B COMMON STOCK, PAR VALUE $.01 PER SHARE         NEW YORK STOCK EXCHANGE

       PREFERRED SHARE PURCHASE RIGHTS                 NEW YORK STOCK EXCHANGE

         If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

         If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

         Securities Act registration statement file number, to which this form relates:

                                   333-74823

Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE




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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         A description of the Registrant's Class B Common Stock, par value $.01 per share, and its Preferred Share Purchase Rights, which will trade together with the Class B Common Stock, is contained in the Registrant's Registration Statement on Form S-4 (Registration Statement No. 333-74823), filed with the Securities and Exchange Commission (the "Commission") on March 22, 1999 and Amendment No. 1 thereto filed with the Commission on May 19, 1999, under the caption "Description of Conoco Capital Stock," which description is incorporated herein by reference.

ITEM 2.  EXHIBITS

         The securities to be registered are to be listed on the New York Stock Exchange (the "NYSE"), on which the Registrant's Class A Common Stock is already listed. Accordingly, the following exhibits are also being filed with the NYSE:

1. Second Amended and Restated Certificate of Incorporation of Conoco Inc. (incorporated by reference to Exhibit 3.1 of the Quarterly Report of Conoco Inc. on Form 10-Q for the quarterly period ended September 30, 1998, File No. 001-14521).

2. By-Laws of Conoco Inc., as amended on May 12, 1999 (incorporated by reference to Exhibit 3.2 of the Quarterly Report of Conoco Inc. on Form 10-Q for the quarterly period ended March 31, 1999, File No. 001-14521).

3. Form of certificate representing Conoco Inc. Class B Common Stock (incorporated by reference to Exhibit 4.2 of the Registration Statement of Conoco Inc. on Form S-1, Registration No. 333-60119).

4. Rights Agreement dated as of October 19, 1998 between Conoco Inc. and First Chicago Trust Company of New York, as Rights Agent, which includes as Exhibit A the form of Certificate of Designations, Preferences and Rights of Series A Junior Participating Preferred Stock, as Exhibit C the form of Class B Rights Certificate and as Exhibit D the Summary of Rights to Purchase Preferred Stock (incorporated by reference to Exhibit 4.4 of the Registration Statement of Conoco Inc. on Form S-8, Registration No. 333-65977).

5. Certificate of Designations, Preferences and Rights of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit
         4.5 of the Registration Statement of Conoco Inc. on Form S-8, Registration No. 333-65977).

6. Amendment to Rights Agreement dated as of October 20, 1998 between Conoco Inc. and First Chicago Trust Company of New York, as Rights Agent (incorporated by reference to Exhibit 4.6 of the Registration Statement of Conoco Inc. on Form S-8, Registration No. 333-65977).



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                                   SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                  CONOCO INC.



Date: June 7, 1999                By: /s/ W. David Welch
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                                      W. David Welch
                                      Principal Accounting Officer